UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2012

TREE TOP INDUSTRIES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-10210	83-0250943
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

511 Sixth Avenue, Suite 800 New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 261-3728

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2012, Tree Top Industries, Inc. (“Tree Top”), entered into a binding term agreement (the “Agreement”) with Stemcom, LLC d/b/a Pipeline Nutrition (“Pipeline”).  Under the terms of the Agreement, Tree Top will acquire 100% of Stemcom, LLC. Stemcom will receive convertible preferred stock of GoHealthMD, Inc. (“GoHealthMD”) which will be convertible after one year and one day from the closing of the transactions contemplated in the Agreement into either (i) a minimum of 51% of the common stock of a subsidiary of GoHealthMD to be formed or (ii) a certain number of shares of common stock of Tree Top. The securities to be received upon conversion of the convertible preferred stock shall be at the discretion of the holder of the convertible preferred stock.   The conversion rate under (ii) above will be determined on the date of conversion.  Tree Top anticipates closing on the transactions contemplated in the Agreement in approximately thirty days from the date of the Agreement.

Prior to the date of the Agreement, Stemcom had no interaction, other than the negotiation of the Agreement, with Tree Top.

Tree Top Industries, Inc. (TTII:OTCQB), (TTII:OTCBB) is a publicly traded, bulletin board company whose subsidiaries hold patents and intellectual properties in bioscience, clean-tech, and global health technologies. Tree Top, because it is a publicly traded reporting company and a PCAOB audited company, may provide a platform for successful capital raise, management expertise, structure, transparency, and growth potential to potential acquisition candidates.  Tree Top can also deliver the means, through incubation, for private companies to become public entities in good standing. Tree Top is in the development stage, actively acquiring companies and technologies using several different business paradigms, including exchange of stock, joint venture, and other partnership configurations.

Stemcom formulates, manufactures and distributes performance supplements under the trade name Pipeline Nutrition. Pipeline Nutrition’s products are all natural and full dose. The compounds used to formulate Pipeline’s products are at the same dosing level as those tested in double blind placebo-controlled human research, which is a test used to prove effectiveness. Pipeline Nutrition formulates products in conjunction with the human performance lab at Rutgers University, and is privy to breaking compound research. Pipeline products are manufactured in accordance with all applicable federal regulations, as well as current Good Manufacturing Practices (GMPs) standards set by the Natural Products Association (NPA). All Pipeline Nutrition’s products are compliant to FTC and NAD standards.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Term Agreement, between Tree Top Industries, Inc. and Stemcom, LLC d/b/a Pipeline Nutrition, dated March 1, 2012.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TREE TOP INDUSTRIES, INC.

Date: March 5, 2012	By:	/s/ David Reichman
David Reichman, Chairman & CEO